UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2011

ALST CASINO HOLDCO, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-54480	45-2487922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2711 Centerville Road, Suite 400
Wilmington, DE  19808
(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 636-5401

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

Management Agreement

ALST Casino Holdco, LLC (the “Company”) and Station Casinos LLC (“Station”) have agreed to terminate the management agreement dated November 1, 2011, between Aliante Gaming, LLC, a wholly-owned subsidiary of the Company, and Station (the “Management Agreement”), pursuant to the terms thereof.  Station will continue to operate and manage the Aliante Station Casino + Hotel for a period of time pursuant to the transition services sections of the Management Agreement.

The foregoing description of the Management Agreement is qualified in its entirety by reference to the copy of the Management Agreement filed as Exhibit 10.1 to this Current Report, which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1
Management Agreement, dated as of November 1, 2011, by and between Aliante Gaming, LLC and Station Casinos, LLC (filed as Exhibit 10.2 to our Current Report on Form 8-K, filed November 4, 2011, File No. 000-54480).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALST CASINO HOLDCO, LLC

Date: November 17, 2011	By:	/s/ Soohyung Kim
Soohyung Kim
Secretary

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